UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
August 20, 2014

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19086	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

25 West Easy Street, #306, Simi Valley, CA 93065
Address of principal executive offices

Registrant's telephone number: (805) 530-2574

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 20, 2014, Drinks Americas Holdings, Ltd. (the “Company”) entered into a Letter Agreement (the "Agreement") with Worldwide Beverage Imports, LLC. (the "WBI"), pursuant to which WBI agreed to forgive $100,000 of payables owed by the Company to WBI in exchange for the Company’s issuance to WBI of 10,000 shares of newly designated preferred stock that holds voting rights equal to 230,000 votes per share.

In consideration for and as an inducement to enter into the Amendment, on August 21, 2014 the Company issued to WBI 10,000 shares of the Company’s newly created Series E Preferred Stock (as referenced in Item 5.03).

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(2) for transactions not involving a public offering.

The foregoing information is a summary of the Agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of the Agreement, which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the Agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 3.02	Unregistered Sales of Equity Securities

See Item 1.01.

Item 3.03	Material Modification to Rights of Security Holders

See Item 5.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 22, 2014, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation in order to increase the Company’s authorized capital stock from 900,000,000 shares of common stock to 5,000,000,000 shares of common stock.

On August 21, 2014, the Company filed a Certificate of Designation (the “Certificate of Designation”) of Series E Preferred Stock with the Secretary of State of Delaware. Pursuant to the Certificate of Designation:

•	15,000 shares of preferred stock were designated Series E Preferred Stock (the “Series E Preferred Stock”), which Series E Preferred Stock holds no conversion rights or rights to dividends.

•
The Series E Preferred Stock will vote as a single class with the common stock and the holders of the Series E Preferred Stock will have the number of votes equal to 230,000 times the number of shares of Series E Preferred Stock.

•
Upon liquidation, the holders of the Series E Preferred Stock will have the right to receive, prior to any distribution with respect to the common stock, but subject to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the Stated Value (plus any other fees or liquidated damages payable thereon).

The foregoing summary of the Certificate of Designation and the Certificate of Amendment, is not complete, and is qualified in its entirety by reference to the full text of the Certificate of Designation and the Certificate of Amendment, which are attached as an exhibits to this Current Report on Form 8-K.  Readers should review the Certificate of Designation and the Certificate of Amendment for a complete understanding of the terms and conditions therein.

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 21, 2014, the Company obtained the written consent in lieu of a meeting of stockholders from the holders of a majority of the Company’s outstanding securities entitled to vote approving an amendment to the Company Certificate of Incorporation in order to increase the Company’s authorized capital stock from 900,000,000 shares of common stock to 5,000,000,000 shares of common stock.

Item 8.01	Other Events.

As of August 21, 2014, the Company had 885,610,992 shares of Common Stock issued and outstanding.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.1	WBI Letter Agreement
99.2	Certification of Designation of Series E Preferred Stock dated August 21, 2014
99.3	Certification of Amendment to the Certificate of Incorporation dated August 22, 2014

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 25, 2014

DRINKS AMERICAS HOLDINGS, LTD.

/s/ Timothy Owens
Timothy Owens, Chief Executive Officer